UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2005

American National Bankshares Inc.
(Exact name of registrant as specified in its charter)
Virginia	0-12820	54-1284688
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Main Street, Danville, VA	24541
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code	434-792-5111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2005, American National Bankshares Inc. (the “Company”) announced the signing an Agreement and Plan of Reorganization (the “Reorganization Agreement”) with Community First Financial Corporation, a bank holding company located in Lynchburg, Virginia (“Community First”), which sets forth the terms and conditions by which the Company will acquire Community First through a merger. The Reorganization Agreement provides that each common stock shareholder of Community First will have the right to receive either 0.9219 shares of American National common stock or $21.00 in cash, for each share of Community First common stock. Each preferred stock shareholder of Community First will have the right to receive either 1.1063 shares of American National common stock or $25.20 in cash, for each share of Community First preferred stock. Pursuant to the terms of the Reorganization Agreement, cash consideration is limited to 50% of the total consideration. The total transaction value is estimated to be $33.9 million. The Reorganization Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Consummation of the merger is subject to a number of customary conditions including (i) the approval of the Reorganization Agreement by the shareholders of Community First, and (ii) the receipt of all required regulatory approvals. The merger is expected to be completed in the first quarter of 2006.

The Reorganization Agreement provides that upon termination of the Reorganization Agreement under specified circumstances Community First may be required to pay to the Company a termination fee of $1,400,000.

The joint news release announcing the transaction is included as Exhibit 99.1 to this Current Report on Form 8-K.

The above description of the Reorganization Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the Reorganization Agreement. The Reorganization Agreement has been included to provide information regarding the terms of the Community First acquisition. It is not intended to provide any other factual information about the Company. Such information can be found in the other public filings the Company makes with the Securities and Exchange Commission, which are available without charge at www.sec.gov.

The Reorganization Agreement contains representations and warranties the parties made to each other. The assertions embodied in those representations and warranties by Community First are qualified by information in the confidential disclosure schedules attached to the Reorganization Agreement. While the Company does not believe that these schedules contain information securities laws require it to publicly disclose other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Reorganization Agreement. Accordingly, the representations and warranties should not be relied on as characterizations of the actual state of facts, since they may be modified in important part by the underlying disclosure schedules.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

2.1	Agreement and Plan of Reorganization, dated as of October 18, 2005, between American National Bankshares Inc. and Community First Financial Corporation

99.1 Joint News Release dated October 19, 2005, announcing execution of the Reorganization Agreement

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2005	/s/	Neal A. Petrovich
Senior Vice President and Chief Financial Officer